SETTLEMENT AGREEMENT
                           AND MUTUAL GENERAL RELEASE

     This Settlement Agreement and Mutual General Release ("Agreement") is made and entered into by and among the claimants WILLIAM E. GAINES, WILLIAM E. MASSAKER ("Massaker"), FRANK B. WINGATE ("Wingate"), and HERITAGE INVESTMENT LIMITED PARTNERSHIP, a North Carolina limited partnership (who are collectively referred to as the "Claimants"); and the respondents GENRAD, INC., a Massachusetts corporation ("GenRad"), JAMES F. LYONS, AND PAUL PRONSKY, JR. (who are collectively referred to as the "Respondents").


                                   WITNESSETH:

     WHEREAS, there is presently pending before the American Arbitration Association, Boston, Massachusetts Regional Office, a case captioned William E. Gaines; William E. Massaker; Frank B. Wingate; and Heritage Investment Limited Partnership v. GenRad, Inc.; James F. Lyons and Paul Pronsky, Jr., No. 11 168 00247 98 (the "Arbitration"), in which Claimants have made certain claims against Respondents with regard to the sale, exchange and conversion of their stock in Industrial Computer Corporation ("ICC") for shares of the stock of GenRad on April 7, 1998 (the "Merger") pursuant to the Agreement and Plan of Merger dated that date (the "Merger Agreement"), and in which GenRad has made counterclaims against Claimants with regard to the Merger ("Counterclaims"); and

     WHEREAS, GenRad and Claimants executed certain agreements in connection with the Merger which shall be amended as provided herein, including, but not limited to, the Merger Agreement; an Employment Agreement between GenRad and Wingate, dated April 7, 1998 (the "Wingate Employment Agreement"); a Registration Rights Agreement between GenRad and Claimants, dated April 7, 1998 (the "Registration Rights Agreement"); Non-Competition, Assignment and Non-Disclosure Agreements between GenRad and Massaker and GenRad and Wingate dated April 7, 1998 (the "Massaker Non-Competition Agreement" and the "Wingate Non-Competition Agreement"); an Escrow Agreement among GenRad, Claimants, and State Street Bank and Trust Company as Escrow Agent, dated April 7, 1998 (the "Escrow Agreement"); and Stockholder Letters, dated April 7, 1998, between each Claimant and GenRad (each, a "Stockholder Letter") (collectively, the "Merger Documents"); and

     WHEREAS, Claimants and Respondents, for and in consideration of the mutual covenants, agreements, forebearances, waivers, releases, and conditions contained herein, have agreed to compromise and settle fully and finally their respective claims in the Arbitration, without any admission of liability by either party or concession as to the validity or invalidity of the claims made by them in the Arbitration, solely to avoid further costs and risks of litigation, and have further agreed that all other claims arising under or relating or pertaining to the matters set forth in the Merger Documents shall be released and waived (except as specifically identified and provided in this Agreement), all upon the following terms and conditions.


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

     NOW, THEREFORE, in consideration of the promises, covenants, agreements, forebearances, waivers, releases, and conditions contained herein, Claimants and Respondents voluntarily and knowingly execute this Agreement with the express intention of effectuating the actions set forth in the premises and elsewhere herein:

1. Payment to Claimants. Respondents shall pay to Claimants the sum of Eleven Million Dollars ($11,000,000) on or before 5:00 p.m., Boston time, on the eighth (8th) business day following the date of the effectiveness of this Agreement, such payment to be made by wire transfer to the Brooks, Pierce, McLendon, Humphrey & Leonard, L.L.P. Trust Account at Central Carolina Bank and Trust Company, Account 371064346, 112 North Elm Street, Greensboro, North Carolina 27401, via ABA Routing No. 0531-00-465. GenRad acknowledges and agrees that the Merger has been, and will continue to be, treated for tax purposes by GenRad as a tax free reorganization under Section 368 of the Internal Revenue Code. GenRad is aware that Claimants intend to treat the payment made hereunder for tax purposes as being made in connection with their claims in the Arbitration regarding their alleged damages suffered in connection with the Merger.

2. Releases of Escrow Shares. All shares of GenRad stock issued to Claimants and held in escrow pursuant to the Merger Agreement and the Escrow Agreement shall be released to Claimants by delivery of individual

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

    certificates for the applicable numbers of shares of GenRad in the names of Claimants to Robert A. Singer, Brooks, Pierce, McLendon, Humphrey & Leonard, L.L.P., 230 North Elm Street, Suite 2000, Renaissance Plaza, Greensboro, North Carolina 27401 ("Counsel"). Claimants and Respondents shall make a joint request to the escrow agent for such release on or before the third
    (3rd) business day following the date of the effectiveness of this Agreement. Individual Claimants will receive cash in lieu of fractional Shares of Stock, if any. GenRad shall execute and deliver to Counsel together therewith the Joint Escrow Release Letter attached hereto as Exhibit A.

3. Registration Rights Agreement. The Registration Rights Agreement shall be deemed amended as follows:

         a. The second sentence of Section 1.2(a) shall be deemed to end after the reference to the "Securities Act," with the remainder of such sentence ("...and such Registration Statement...the Effective Time") being deemed deleted, terminated and cancelled.

         b. The reference in Section 1.2(b) to Section 1.2(c) shall be deemed deleted, terminated and cancelled.

         c.  Section 1.2(c) shall be deemed deleted, terminated and cancelled.

     Except as specifically stated above, the Registration Rights Agreement shall remain in full force and effect.

4. Stockholder Letters. The sentence composing Section 1 of each Stockholder Letter shall be deemed to end after the phrase "...laws, rules


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

    and regulations", with the remainder of such sentence ("...and to offer...such broker") being deemed deleted, terminated and cancelled. Except as specifically stated above, the Stockholder Letters shall remain in full force and effect. GenRad will execute a Notice or Notices in the form attached hereto as Exhibit B informing its stock transfer agents and any broker employed by Claimants of the elimination of any restrictions presently in place on their sale of GenRad stock.

5. Additional Matters Regarding Wingate. Wingate's employment with GenRad shall be terminated by GenRad, at Wingate's request, as of 11:59 p.m., Boston time, on April 30, 1999 (and no sooner), pursuant to the terms of the Wingate Employment Agreement, except that Section 7 of the Wingate Employment Agreement shall be deemed deleted, terminated and cancelled. Up to and including April 30, 1999, Wingate shall remain an employee and retain all benefits of his employment status, including, but not limited to, all grant, vesting and exercise rights existing under the Stock Option Agreement, dated April 28, 1998, between Wingate and GenRad, including, but not limited to, the right to exercise currently existing stock options which are otherwise fully vested and exercisable at that time and are granted to him in accordance with the terms of such Stock Option Agreement and GenRad's 1997 Non-Qualified Employee Stock Option Plan. The restrictions set forth in
    Section 1 of the Wingate Non-Competition Agreement shall terminate two years from the date of

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

    termination of Wingate's employment. In the event any inquiries are made to any of Respondents with regard to Wingate's employment with GenRad or the termination of that employment, the response shall be as follows: "Mr. Wingate was employed as President of ICC/GRSoftware, a business unit of GenRad, from April 7, 1998 through April 30, 1999. Mr. Wingate left GenRad on mutually agreeable terms." Wingate has entered into a separate Severance Agreement simultaneously with this Agreement. In the event that there is any conflict between this Agreement and the Severance Agreement, the terms of this Agreement shall control.

6. Additional Matters Regarding Massaker. Section 1 of the Massaker Non-Competition Agreement is hereby terminated and cancelled, and GenRad releases, waives and discharges any and all Claims (as defined in paragraph 7 below) under that section.

7. Release of Respondents. Except as expressly set forth herein, Claimants hereby release and forever discharge Respondents and their officers, directors, stockholders, corporate affiliates, subsidiaries, attorneys, agents and employees from any and all demands for arbitration, claims, claims for relief, actions, causes of action, liabilities, obligations, costs, costs of investigation, attorneys' fees and expenses, expert witness fees and expenses, consultants' fees and expenses, interest, damages, losses, and demands of every kind and nature whatsoever, known or unknown, matured or unmatured, at common law, statutory, in equity or otherwise,

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

    suspected or not suspected to exist, or which they have had or claim to have had, or now have or claim to have, or hereafter may have or assert to have ("Claims"), arising from or in any way related to the Merger, the Merger Agreement, the Merger Documents, and Claimants' acquisition, purchase or ownership of GenRad stock (whether asserted directly or indirectly), including, but not limited to, those claims which were alleged or could have been alleged in the Arbitration. Nothing contained herein shall constitute a release of the Respondents or the Claimants for a breach of this Agreement.

8. Release of Claimants. Except as expressly set forth herein, Respondents hereby release and forever discharge Claimants and their partners, corporate affiliates, subsidiaries, attorneys, agents and employees of and from any and all Claims arising from or which are related in any way to the Merger, the Merger Agreement, the Merger Documents, and Claimants' acquisition, purchase or ownership of GenRad stock (whether asserted directly or indirectly), including, but not limited to, the counterclaims which were alleged or could have been alleged in the Arbitration. Nothing contained herein shall constitute a release of the Respondents or the Claimants for a breach of this Agreement.

9. Dismissal of Arbitration; Fees and Costs. Claimants and Respondents shall notify the AAA that the Arbitration shall be dismissed. Claimants and Respondents shall bear their own costs, attorneys' fees and expenses,

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

    expert witness fees and expenses, and consultants' fees and expenses incurred with respect to the Arbitration, including, but not limited to, those incurred in connection with this Agreement.

10. Press Release. Any press release or media communication issued by GenRad regarding this settlement shall contain the following language: "During the period from April 7, 1998 through April 30, 1998, Frank Wingate served as President of ICC/GR Software, a business unit of GenRad. Mr. Wingate and GenRad are separating on mutually agreeable terms."

11. No Admission; No Disparagement. This Agreement represents a compromise of disputed claims. Each party denies liability to any other party hereto and intends by this settlement merely to avoid litigation and to buy peace, and nothing contained herein shall constitute any admission as to liability on any claim or counterclaim in the Arbitration. In keeping with the spirit of this Agreement, Claimants and Respondents agree that they shall not make any disparaging or negative statement to any third party regarding the matters at issue in the Arbitration or the employment of Wingate with GenRad, or the business or management of GenRad.

12. Entire Agreement. This Agreement contains the entire agreement and understanding among Claimants and Respondents with respect to the matters referred to herein. No other representations, covenants,

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

    undertakings, or other prior or contemporaneous agreements, oral or written, respecting such matters which are not specifically incorporated herein shall be deemed in any way to exist or to bind Respondents or Claimants. The parties acknowledge that they have not executed this Agreement in reliance on any such representations, covenants, undertakings, or agreements.

13. Modifications. This Agreement may not be modified by any oral representation made before or after the execution of this Agreement. All modifications must be in writing and signed by Claimants and Respondents.

14. Severability. If any portion or provision of this Agreement is held or adjudicated to be invalid or unenforceable for any reason, each such portion or provision shall be severed from the remaining portions of this Agreement, and the remaining portions or provisions shall be unaffected.

15. Counterparts. This Agreement may be executed in any number of counterparts, any of which will be deemed an original and all of which when taken together shall constitute one and the same instrument.

16. Effectiveness. This Agreement shall be effective, binding and enforceable only upon its execution by all parties, and shall not be effective with respect to, binding upon or enforceable against any party until all parties have executed this Agreement and forwarded, via facsimile, their executed signature pages to Counsel for Claimants and Respondents. Immediately

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

    thereafter, all parties shall forward original executed signature pages to Counsel for Claimants and Respondents via overnight mail. Claimants and Respondents agree that in addition to actions for monetary relief, Claimants shall be entitled to all equitable remedies, including specific performance, in the event Respondents fail to cause the payment and/or delivery described in paragraphs 1 and 2 of this Agreement.

17. Surviving Agreements. The parties acknowledge and agree that, upon the effectiveness of this Agreement as provided in paragraph 16 above, the Merger Agreement, the Escrow Agreement, the Massaker Non-Competition Agreement, the Wingate Non-Competition Agreement, the Wingate Employment Agreement, the Registration Rights Agreement and the Stockholder Letters shall have force and effect only in the amended forms affected hereby.

18. Advice of Counsel. The Claimants and Respondents represent that they have had the opportunity to obtain the advice of legal counsel prior to signing this Agreement and that they fully and freely assent to all of the terms of this Agreement and to be bound by its terms.


April 7, 1999                                 /s/ William E. Gaines
----------------------------------            ----------------------------------
Date                                          William E. Gaines


April 7, 1999                                 /s/ William E. Massaker
----------------------------------            ----------------------------------
Date                                          William E. Massaker


April 7, 1999                                 /s/ Frank B. Wingate
----------------------------------            ----------------------------------
Date                                          Frank B. Wingate


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


                                              HERITAGE INVESTMENT LIMITED
                                              PARTNERSHIP, a North Carolina
                                              limited partnership

                                              By: NEXGEN CAPITAL
                                                  CORPORATION

                                               By: /s/ Miles J. Smith, III
                                                  ------------------------------
                                                  Miles J. Smith, III

                                                  Its Secretary
                                                     ---------------------------

                                              Date: April 7, 1999
                                                   -----------------------------


                                              GENRAD, INC, A Massachusetts
                                              corporation

                                              By: /s/ Walter A. Shephard
                                                 -------------------------------

                                              Title: Chief Financial Officer
                                                    ----------------------------

                                              Date: April 7, 1999
                                                   -----------------------------


Date     April 7, 1999                        /s/ James F. Lyons
----------------------------------            ----------------------------------


Date     April 7, 1999                        /s/ Paul Pronsky, Jr.
----------------------------------            ----------------------------------


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